Exhibit 99.1

Atlantic Coast Financial Corporation Returns to Profitability During First Quarter 2014

JACKSONVILLE, Fla.--(BUSINESS WIRE)--April 29, 2014--Atlantic Coast Financial Corporation (the "Company") (NASDAQ: ACFC), the holding company for Atlantic Coast Bank (the "Bank"), today reported earnings per share of $0.01, along with continued strong capital levels and superior asset quality as of and for the three months ended March 31, 2014. This marked the first profitable quarter for the Company in more than five years.

Commenting on the first quarter, John K. Stephens, Jr., President and Chief Executive Officer, said, "Following a busy end to 2013, highlighted by the successful completion of our capital raise, as well as the steps we took to arrange the disposition of a significant portion of our nonperforming assets, we entered the new year with a much stronger financial foundation and greater enthusiasm for the growth prospects of our company. Just one quarter into the year, that optimism has proven to be well founded, as Atlantic Coast returned to profitability in the first quarter of 2014. Moreover, the strategic initiatives undertaken at the end of 2013 to improve asset quality already have begun to produce other tangible results on a linked-quarter basis, including a continued decline in nonperforming loans, and further reductions in the provision for portfolio loan losses and net charge-offs. At the same time, our allowance for portfolio loan losses remains at a strong level relative to our remaining nonperforming loans."

Significant highlights of the first quarter included:

  Net income improved to $0.2 million or $0.01 per diluted share versus a net loss of $2.0 million or $0.81 per diluted share in the year-earlier quarter.
  Nonperforming assets decreased 70% to $8.9 million or 1.26% of total assets at March 31, 2014, from $29.3 million or 3.92% of total assets at March 31, 2013, but increased 3% from $8.6 million or 1.17% of total assets at December 31, 2013.
  Total assets were $708.8 million at March 31, 2014, compared with $733.6 million at December 31, 2013, primarily due to the maturity of $26.5 million of the Company's repurchase agreements.
  Both of the Company's Tier 1 capital to adjusted total assets ratio and its total risk-based capital ratio improved to 10.13% and 19.74%, respectively, and they exceeded the levels – 9% and 13%, respectively – required by a Consent Order (the "Order") entered into with the Office of the Comptroller of the Currency effective August 10, 2012.

Stephens continued, "Along with these achievements, we have continued to strengthen our management team, against the backdrop of improving financial performance. We strive toward reviving our sales culture through the expansion of our sales force, and we remain optimistic about the outlook for the Company in the coming year and enthusiastic about the Bank's potential to strengthen its market position."

James D. Hogan, Executive Vice President and Chief Financial Officer, commented, "I am impressed by the sense of purpose and direction that is being articulated from the top down and throughout the organization, as well as the confidence apparent at every level that we can regain our position as one of the area's leading community banks. As John has stated, we already have seen a turnaround in earnings and asset quality. It's also happened with net interest margin, and in the coming months, we should see growing momentum in these areas as we continue to redeploy our liquidity, and take advantage of our stronger balance sheet, and reduce our risk-related operating expenses."

Regulatory Capital	At
Key Capital Measures	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013
Tier 1 (core) capital ratio (to adjusted total assets)	10.13%	9.73%	4.88%	4.83%	5.03%
Total risk-based capital ratio (to risk-weighted assets)	19.74%	20.47%	10.30%	9.55%	9.81%
Tier 1 (core) risk-based capital ratio	18.49%	19.22%	9.04%	8.29%	8.54%

The increase in Tier 1 capital to adjusted total assets as of March 31, 2014, was primarily due to the maturity of structured repurchase debt during the first quarter of 2014 that resulted in a decrease in assets and an increase in the fair value of investment securities, which positively affected equity and, therefore, capital ratios through accumulated other comprehensive income. The decrease in total risk-based capital and Tier 1 risk-based capital as of March 31, 2014, was primarily due to the increase in portfolio loans and other higher yielding assets, which resulted in a reduction of cash and cash equivalents.

Effective August 10, 2012, the Bank's Board of Directors agreed to the issuance of the Order. Among other things, the Order called for the Bank to achieve and maintain a Tier 1 capital ratio of 9% of adjusted total assets and a total risk-based capital ratio of 13% of risk-weighted assets by December 31, 2012. The Bank was in compliance with the capital levels required by the Order as of March 31, 2014.

Credit Quality	At
	March 31, 2014	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	March 31, 2013
	(Dollars in millions)
Nonperforming loans	$3.4	$3.4	$13.6	$12.4	$19.2
Nonperforming loans to total portfolio loans	0.85%	0.89%	3.49%	3.12%	4.58%
Other real estate owned	$5.5	$5.2	$11.5	$12.8	$10.1
Nonperforming assets	$8.9	$8.6	$25.1	$25.2	$29.3
Nonperforming assets to total assets	1.26%	1.17%	3.51%	3.40%	3.92%
Troubled debt restructurings performing for less than 12 months under terms of modification	$22.3	$21.8	$22.3	$21.4	$17.8
Total nonperforming assets and troubled debt restructurings performing for less than 12 months under terms of modification	$31.2	$30.4	$47.4	$46.6	$47.1
Troubled debt restructurings performing for more than 12 months under terms of modification	$12.3	$12.3	$12.3	$14.6	$13.4

Overall, the Company has continued to see improving credit quality during the past year as the pace of loans being reclassified to nonperforming has slowed, particularly in categories such as one- to four-family residential and home equity loans. The slight increase in nonperforming assets during the first quarter of 2014 primarily reflected an increase in OREO related to one loan. The number of troubled debt restructurings ("TDR") also increased slightly in the first quarter of 2014, primarily due to an increase in one- to four-family residential loans being modified.

Provision / Allowance for Loan Losses	At and for the Three Months Ended
	March 31, 2014	Dec. 31, 2013	March 31, 2013
	(Dollars in millions)
Provision for portfolio loan losses	$0.5	$3.3	$1.2
Adjusted provision for portfolio loan losses*	$0.5	$1.0	$1.2
Allowance for portfolio loan losses	$7.0	$6.9	$10.5
Allowance for portfolio loan losses to total portfolio loans	1.74%	1.83%	2.50%
Allowance for portfolio loan losses to nonperforming loans	205.80%	205.44%	54.62%
Net charge-offs	$0.4	$5.9	$1.7
Net charge-offs to average outstanding portfolio loans	0.47%	6.13%	1.60%
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* See reconciliation of GAAP and non-GAAP measures at page 5 in this release.

The decline in provision for portfolio loan losses in the first quarter of 2014 compared with the quarter ended December 31, 2013, reflected the December 2013 bulk sale of nonperforming assets and reduced nonperforming loans, along with a decline in early-stage delinquencies of one- to four-family residential and home equity loans. The decline in the provision for portfolio loan losses in the first quarter of 2014 compared with the first quarter of 2013 reflected reduced nonperforming loans and a decline in early-stage delinquencies of one- to four-family residential and home equity loans. The allowance for portfolio loan losses as of March 31, 2014, should be sufficient to absorb losses in portfolio loans at March 31, 2014. The decline in net charge-offs for the first quarter of 2014 compared with the fourth quarter of 2013 primarily reflected charge-offs of $4.7 million related to the bulk sale of nonperforming loans in the fourth quarter of 2013.

Net Interest Income	Three Months Ended
	March 31, 2014	Dec. 31, 2013	March 31, 2013
	(Dollars in millions)
Net interest income	$4.2	$3.8	$4.3
Net interest margin	2.43%	2.23%	2.42%
Yield on investment securities	2.09%	1.90%	1.28%
Yield on loans	5.83%	5.82%	5.77%
Total cost of funds	1.72%	1.84%	1.80%
Average cost of deposits	0.58%	0.62%	0.70%
Rates paid on borrowed funds	4.49%	4.67%	4.56%

The increase in net interest margin during the first quarter of 2014 compared to the fourth quarter of 2013 was primarily due to the Company redeploying excess liquidity maintained over the past year to grow its portfolio loans, coupled with the maturity repurchase agreements. The decline in net interest margin during 2013 primarily reflected a reduction in interest-earning assets outstanding, as the Company attempted to preserve capital throughout 2013, which was partially offset by reductions in the cost of deposits and lower interest expense for debt.

Noninterest Income / Noninterest Expense	Three Months Ended
	March 31, 2014	Dec. 31, 2013	March 31, 2013
	(Dollars in millions)
Noninterest income	$1.5	$1.3	$1.7
Noninterest expense	$4.9	$8.7	$6.9
Adjusted noninterest expense*	$4.9	$5.0	$6.7
Efficiency ratio	87.47%	170.23%	113.30%
Adjusted efficiency ratio*	87.47%	96.80%	110.71%
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* See reconciliation of GAAP and non-GAAP measures at page 5 in this release.

The increase in noninterest income during the first quarter of 2014 compared with the fourth quarter of 2013 primarily reflected gains on the sale of loans held-for-sale, of which there were none in the fourth quarter of 2013. The decrease in noninterest income during the first quarter of 2014 compared with the first quarter of 2013 primarily reflected lower gains on the sale of loans held-for-sale. The decrease in noninterest expense for the first quarter of 2014 compared with the fourth quarter of 2013 primarily reflected a $1.6 million loss on OREO related to a bulk sale of nonperforming assets in 2013, as well as a write-down of $2.2 million on OREO in 2013 the Company anticipates selling in the first half of 2014. The decrease in noninterest expense for the first quarter of 2014 compared with the first quarter of 2013 primarily reflected a $0.5 million prepayment penalty in the first quarter of 2013 associated with the prepayment of $25.0 million of FHLB advances and a decrease in foreclosed asset and collection expenses. Because of the Company's strengthened capital position, the Company expects to further reduce its risk-related operating expenses, like FDIC insurance costs, accounting costs, foreclosed asset and collection expenses, and D&O insurance costs, in 2014.

About the Company

Atlantic Coast Financial Corporation is the holding company for Atlantic Coast Bank, a federally chartered and insured stock savings bank. It is a community-oriented financial institution serving northeastern Florida and southeastern Georgia markets. Investors may obtain additional information about Atlantic Coast Financial Corporation on the Internet at www.AtlanticCoastBank.net, under Investor Information.

Forward-looking Statements

This news release contains forward-looking statements within the meaning of the federal securities laws. Statements in this release that are not strictly historical are forward-looking and are based upon current expectations that may differ materially from actual results. These statements relate to future events or future predictions, including events or predictions relating to our future financial performance, and are generally identifiable by the use of forward-looking terminology such as "believe," "expects," "may," "will," "should," "plan," "intend," "on condition," "target," "estimates," "preliminary," or "anticipates" or the negative thereof or comparable terminology, or by discussion of strategy or goals or other future events, circumstances or effects, and involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the statements made herein. These risks and uncertainties involve general economic trends and changes in interest rates, increased competition, changes in demand for financial services, state of the banking industry generally, uncertainties associated with newly developed or acquired operations, and market disruptions. The Company undertakes no obligation to publicly release revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unforeseen events, except as required to be reported under the rules and regulations of the Securities and Exchange Commission.

ATLANTIC COAST FINANCIAL CORPORATION
Reconciliation of GAAP and Non-GAAP Measures
(In thousands, except per share amounts)

The following table provides a reconciliation of net income (loss) and income (loss) per diluted share in accordance with GAAP to adjusted net income (loss) and adjusted income (loss) per diluted share, both non-GAAP measures, in accordance with applicable regulatory requirements. The Company provides non-GAAP earnings information to improve the comparability of its results, provide additional insight into the Company's results, and to allow readers to more clearly assess the fundamental operations of the Company.

	Three Months Ended
	March 31, 2014	Dec. 31, 2013	March 31, 2013
Provision for portfolio loan losses as reported	$450	$3,287	$1,234
Less merger-related costs	--	--	--
Less incremental provision related to the bulk sale	--	2,337	--
Less other write-down of OREO	--	--	--
Adjusted provision for portfolio loan losses	$450	$950	$1,234

Noninterest expense as reported	$4,913	$8,719	$6,857
Less merger-related costs	--	--	157
Less loss on sale of OREO related to the bulk sale	--	1,602	--
Less other write-down of OREO	--	2,159	--
Adjusted noninterest expense	$4,913	$4,958	$6,700

Net income (loss) as reported	$206	$(6,884)	$(2,039)
Less merger-related costs	--	--	157
Less incremental provision and loss on sale of OREO related to the bulk sale	--	3,939	--
Less other write-down of OREO	--	2,159	--
Adjusted net income (loss)	$206	$(786)	$(1,882)

Income (loss) per diluted share as reported	$0.01	$(1.05)	$(0.81)
Less merger-related costs	--	--	0.06
Less incremental provision and loss on sale of OREO related to the bulk sale	--	0.60	--
Less other write-down of OREO	--	0.33	--
Adjusted income (loss) per diluted share	$0.01	$(0.12)	$(0.75)

Efficiency ratio as reported	87.47%	170.23%	113.30%
Less merger-related costs	--	--	2.59%
Less incremental provision and loss on sale of OREO related to the bulk sale	--	31.28%	--
Less other write-down of OREO	--	42.15%	--
Adjusted efficiency ratio	87.47%	96.80%	110.71%

ATLANTIC COAST FINANCIAL CORPORATION
Statements of Operations (Unaudited)
(Dollars in thousands, except per share amounts)

	For the Three Months Ended
	March 31, 2014	Dec. 31, 2013	March 31, 2013
Interest and dividend income:
Loans, including fees	$5,879	$5,945	$6,961
Securities and interest-earning deposits in other financial institutions	1,046	955	574
Total interest and dividend income	6,925	6,900	7,535

Interest expense:
Deposits	662	734	882
Federal Home Loan Bank advances	1,131	1,156	1,134
Securities sold under agreements to repurchase	975	1,209	1,182
Total interest expense	2,768	3,099	3,198

Net interest income	4,157	3,801	4,337
Provision for portfolio loan losses	450	3,287	1,234
Net interest income after provision for portfolio loan losses	3,707	514	3,103
Noninterest income	1,460	1,321	1,715
Noninterest expense	4,913	8,719	6,857
Income (loss) before income tax expense (benefit)	254	(6,884)	(2,039)
Income tax expense (benefit)	48	--	--
Net income (loss)	$206	$(6,884)	$(2,039)

Net income (loss) per basic and diluted share	$0.01	$(1.05)	$(0.81)

Basic and diluted weighted average shares outstanding	15,391	6,566	2,504

ATLANTIC COAST FINANCIAL CORPORATION
Balance Sheets (Unaudited)
(Dollars in thousands)

	March 31, 2014	Dec. 31, 2013	March 31, 2013
ASSETS
Cash and due from financial institutions	$3,367	$2,889	$3,900
Short-term interest-earning deposits	70,355	111,305	73,586
Total cash and cash equivalents	73,722	114,194	77,486
Investment securities:
Securities available-for-sale	157,225	159,732	154,371
Securities held-to-maturity	19,026	19,266	--
Total investment securities	176,251	178,998	154,371
Portfolio loans, net of allowance of $6,950, $6,946 and $10,466, respectively	391,426	371,956	407,473
Other loans:
Held-for-sale	872	1,656	2,770
Warehouse	20,740	20,523	54,055
Total other loans	21,612	22,179	56,825

Federal Home Loan Bank stock, at cost	5,612	5,879	5,879
Land, premises and equipment, net	14,247	14,253	14,436
Bank owned life insurance	16,233	16,143	15,863
Other real estate owned	5,518	5,225	10,139
Accrued interest receivable	1,835	1,826	1,949
Other assets	2,301	2,980	3,157
Total assets	$708,757	$733,633	$747,578

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Noninterest-bearing demand	$39,931	$34,782	$46,249
Interest-bearing demand	71,906	68,954	74,495
Savings and money markets	172,107	172,552	174,692
Time	175,485	183,810	206,918
Total deposits	459,429	460,098	502,354
Securities sold under agreements to purchase	66,300	92,800	92,800
Federal Home Loan Bank advances	110,000	110,000	110,000
Accrued expenses and other liabilities	4,822	5,210	5,077
Total liabilities	640,551	668,108	710,231

Common stock, additional paid-in capital, retained deficit, and other equity	73,255	73,084	37,547
Accumulated other comprehensive income (loss)	(5,049)	(7,559)	(200)
Total stockholders' equity	68,206	65,525	37,347
Total liabilities and stockholders' equity	$708,757	$733,633	$747,578

ATLANTIC COAST FINANCIAL CORPORATION
Selected Consolidated Financial Ratios and Other Data (Unaudited)
(Dollars in thousands)

	At and for the Three Months Ended March 31,
	2014	2013
Interest rate
Net interest spread	2.20%	2.28%
Net interest margin	2.43%	2.42%

Average balances
Portfolio loans receivable, net	$380,303	$419,995
Total interest-earning assets	683,426	715,949
Total assets	720,320	752,802
Deposits	458,915	506,204
Total interest-bearing liabilities	608,359	664,956
Total liabilities	652,596	713,871
Stockholders' equity	67,724	38,931

Performance ratios (annualized)
Return on average total assets	0.11%	-1.08%
Return on average stockholders' equity	1.22%	-20.95%
Ratio of operating expenses to average total assets	2.73%	3.64%
Efficiency ratio*	87.47%	113.30%
Ratio of average interest-earning assets to average interest-bearing liabilities	112.34%	107.67%

Credit quality ratios
Nonperforming loans	$3,377	$19,160
Foreclosed assets	5,518	10,139
Impaired loans	22,169	34,191
Nonperforming assets to total assets	1.26%	3.92%
Nonperforming loans to total portfolio loans	0.85%	4.58%
Allowance for loan losses to nonperforming loans	205.80%	54.62%
Allowance for loan losses to total portfolio loans	1.74%	2.50%
Net charge-offs to average outstanding portfolio loans (annualized)	0.47%	1.60%

Capital ratios
Tangible stockholders' equity to tangible assets**	9.62%	4.99%
Average stockholders' equity to average total assets	9.40%	5.17%
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* Efficiency ratio measures the banks use of capital to generate revenues (noninterest expense divided by the sum of net interest income and noninterest income).

** Non-GAAP measure.

CONTACT:
Atlantic Coast Financial Corporation
James D. Hogan, 904-998-5540
Executive Vice President and Chief Financial Officer